UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2006

Commission File Number:

FESTIVAL FUN PARKS, LLC

PALACE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0486724
Delaware	20-4503654
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4590 MacArthur Boulevard, Suite 400

Newport Beach, CA 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 797-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01            Entry into a Material Definitive Agreement

All of the issued and outstanding limited liability company interests of Festival Fun Parks, LLC, or Festival, is owned by Palace Entertainment Holdings, Inc., which we refer to as Palace. All of the issued and outstanding stock of Palace is owned by Palace Holdings Group, LLC, or Holdings.

Holdings entered into an investment agreement on June 22, 2006 with James A. Burk, who serves as Festival’s chief financial officer. Under the terms of this agreement, on June 30, 2006, Mr. Burk purchased 200 Class A Units of Holdings for $200,000, representing approximately 0.3% of Holdings’ fully diluted equity. Also, on June 22, 2006, Holdings entered into an investment agreement with Jeremy Goldberg, who serves as an independent director on the board of directors of Festival and Palace. Under the terms of this agreement, on June 30, 2006, Mr. Goldberg purchased 60 Class A Units of Holdings for $60,000, representing 0.1% of Holdings’ fully diluted equity.

Item 3.02            Unregistered Sales of Equity Securities

On June 30, 2006, as discussed above in Item 1.01 of this Report, Holdings issued 200 Class A Units to Mr. Burk for cash consideration of $200,000.  In issuing these units, Holdings relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

On June 30, 2006, as discussed above in Item 1.01 of this Report, Holdings issued 60 Class A Units to Mr. Goldberg for cash consideration of $60,000.  In issuing these units, Holdings relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  June 30, 2006

FESTIVAL FUN PARKS, LLC

By:	/s/ John A. Cora
John A. Cora
Chief Executive Officer and President

PALACE FINANCE, INC.

By:	/s/ John A. Cora
John A. Cora
Chief Executive Officer and President